EXHIBIT 99.1
News Release
Exxon Mobil Corporation
5959 Las Colinas Boulevard
Irving, TX 75039
972 940 6007 Telephone
972 940 6143 Facsimile
FOR IMMEDIATE RELEASE
FRIDAY, JULY 30, 2021

ExxonMobil Earns $4.7 Billion in Second Quarter 2021

•Earnings increased $5.8 billion over the second quarter of 2020, driven by oil and natural gas demand and best-ever quarterly chemical and lubricants contributions
•Cash flow from operating activities of $9.7 billion funded the dividend, capital investments and debt reduction
•Low Carbon Solutions business advanced multiple CCS opportunities and low-emission fuels initiatives
•Portfolio improvement activities included signing an agreement for the $1.15 billion fourth-quarter sale of the SantopreneTM chemical business, affirmative funding decision for the Bacalhau development in Brazil, and additional exploration success in Guyana

			First
	Second Quarter		Quarter	First Half
	2021	2020	2021	2021	2020
Results Summary
(Dollars in millions, except per share data)
Earnings/(Loss) (U.S. GAAP)	4,690	(1,080)	2,730	7,420	(1,690)

Earnings/(Loss) Per Common Share
Assuming Dilution	1.10	(0.26)	0.64	1.74	(0.40)

Identified Items Per Common Share
Assuming Dilution	—	0.44	(0.01)	(0.01)	(0.23)

Earnings/(Loss) Excluding Identified Items
Per Common Share Assuming Dilution	1.10	(0.70)	0.65	1.75	(0.17)

Capital and Exploration Expenditures	3,803	5,327	3,133	6,936	12,470

IRVING, Texas – July 30, 2021 – Exxon Mobil Corporation today announced estimated second-quarter 2021 earnings of $4.7 billion, or $1.10 per share assuming dilution, compared with a loss of $1.1 billion in the second quarter of 2020. Second-quarter capital and exploration expenditures were $3.8 billion, bringing the first half of 2021 to $6.9 billion, which is consistent with planned lower activity in the first half of the year. The company anticipates higher second-half planned spending on key projects, including Guyana, Brazil, Permian and in Chemical, with full-year spending towards the lower end of the guidance range of $16 billion to $19 billion.

Oil-equivalent production in the second quarter was 3.6 million barrels per day, down 2% from the second quarter of 2020, driven by increased maintenance activity. Excluding entitlement effects, divestments, and government mandates, oil-equivalent production increased 3%, including growth in the Permian and Guyana.

“Positive momentum continued during the second quarter across all of our businesses as the global economic recovery increased demand for our products,” said Darren Woods, chairman and chief executive officer.

“We’re realizing significant benefits from an improved cost structure, solid operating performance and low-cost-of-supply investments that, together, are generating attractive returns and strong cash flow to fund our capital program, pay the dividend and reduce debt. This was particularly true for our Chemical business that delivered their best quarter in company history. In our efforts to support society's energy transition goals, our Low Carbon Solutions business made progress in identifying new opportunities and in establishing new partnerships in carbon capture and storage, hydrogen and low-emission fuels.”

Second-Quarter Business Highlights

Upstream
•Average realizations for crude oil increased 13% from the first quarter. Natural gas realizations increased 1% from the prior quarter.

•Liquid volumes decreased 3% from the first quarter, driven by increased planned maintenance activity. Natural gas volumes decreased 10%, driven by lower seasonal demand.

•During the quarter, production volumes in the Permian averaged 400,000 oil-equivalent barrels per day, an increase of 34% from the second quarter of 2020. The focus remains on continuing to grow positive free cash flow by lowering overall development costs and increasing recovery through efficiency gains and technology applications.

Downstream
•Industry fuels margins improved from the first quarter, but remain on the low end of the historical range, due to ongoing impacts from market oversupply. Lubricants delivered strong performance, underpinned by lower operating expenses and improved margins.

•Overall refining throughput was up 3% from the first quarter, when a winter storm in Texas disrupted operations. The company continued to manage refinery operations in line with fuel demand and integrated chemical manufacturing needs.

Chemical
•Strong base operations supported best-ever quarterly earnings of $2.3 billion, reflecting reliable operations, higher margins and continued cost discipline.

•Industry margins improved in the quarter on higher product prices, reflecting continued strong demand and regional supply constraints. North America's regional ethane feed advantage grew.

Strengthening the Portfolio
•ExxonMobil signed an agreement with Celanese for the sale of its global Santoprene™ chemical business for $1.15 billion, subject to working capital and other adjustments. The sale advances strategic business objectives and includes two manufacturing sites in the United States and United Kingdom. The transaction is expected to close in the fourth quarter of 2021, subject to standard conditions precedent including regulatory approvals.

•ExxonMobil continued to progress its major deepwater developments in Guyana, including the announcement of new discoveries at Uaru-2, Longtail-3, and Whiptail, which increase confidence in the quality and size of the resource and supports the potential for 7 to 10 floating production, storage and offloading (FPSO) facilities in the Stabroek block. Exploration, appraisal, and development drilling continues, with a total of six drillships now operating offshore Guyana. The company's high-return developments remain on schedule, with Liza Phase 2 on target for 2022 startup, Payara on schedule for 2024 startup and Yellowtail targeted for 2025 startup.

•The company continues to make progress on previously announced terminal conversions in Slagen, Norway and Altona, Australia, ensuring ongoing, reliable supply of fuels to these markets through the company's advantaged logistics. The Slagen refinery was safely shutdown in May, while Altona is scheduled to cease refining operations in August.

•The grass roots chemical plant project, located near Corpus Christi, Texas, recently reached mechanical completion of a monoethylene glycol unit and two polyethylene units. The project, which will produce chemicals used in medical, automotive and packaging products, is expected to start up in the fourth quarter of 2021, ahead of schedule and under budget.

Capital Allocation and Structural Cost Improvement
•ExxonMobil’s 2021 capital program is expected to be at the lower end of the previously communicated range of $16 billion to $19 billion. Capital expenditures totaled approximately $7 billion through the first half of the year. The company’s capital allocation priorities continue to be investing in advantaged projects, strengthening the balance sheet and paying a reliable dividend.

•In addition to reducing structural costs by $3 billion in 2020, the company has captured over $1 billion in further structural savings in the first half of 2021. The company remains on pace to achieve through 2023 total structural cost reductions of $6 billion relative to 2019. Efforts to identify further structural savings resulting from the reorganizations completed in 2019 continue.

Reducing Emissions and Advancing Low Carbon Solutions
•In July, the company signed memorandums of understanding to participate in a major carbon capture and storage (CCS) project in Scotland and to explore the development of CO2 infrastructure in France. The Acorn CCS project in Scotland plans to capture and store approximately 5 million to 6 million metric tons of CO2 per year by 2030. The collaboration in the Normandy region of France seeks to develop CCS technology with the objective of reducing CO2 emissions by up to 3 million metric tons per year by 2030.

•During the quarter, ExxonMobil expanded its previous agreement with Global Clean Energy to purchase up to 5 million barrels of renewable diesel with commercial production expected to begin in 2022. The agreement is part of the company’s efforts to advance multiple options to produce low-emission biofuels, including new projects, facility upgrades, and purchase agreements. The company expects to produce more than 40,000 barrels per day of biofuels by 2025.

Results and Volume Summary
Millions of Dollars	2Q	2Q
(unless noted)	2021	2020	Change	Comments
Upstream
U.S.	663	(1,197)	+1,860	Higher prices and volumes, reduced expenses
Non-U.S.	2,522	(454)	+2,976	Higher prices, increased volumes, and favorable one-time tax items, partly offset by higher planned maintenance; prior quarter favorable identified items (-168, inventory valuation)
Total	3,185	(1,651)	+4,836	Prices +4,570, volumes +290, expenses +90, planned maintenance -300, identified items -210, other +400
Production (koebd)	3,582	3,638	-56
Liquids -106 kbd: higher demand, including the absence of economic curtailments, and project growth, more than offset by lower entitlements, decline, higher planned maintenance, and divestments

Gas +304 mcfd: higher demand, including the absence of economic curtailments, partly offset by higher planned maintenance and divestments

Downstream
U.S.	(149)	(101)	-48
Higher margins driven by stronger industry refining conditions, improved demand, and lower non-maintenance expenses, more than offset by higher planned maintenance activity and absence of prior quarter favorable identified items (-404, inventory valuation)

Non-U.S.	(78)	1,077	-1,155
Higher demand and improved margins reflecting stronger industry refining conditions, more than offset by higher planned maintenance activity and unfavorable foreign exchange;
prior quarter favorable identified items
(-1,190, inventory valuation)

Total	(227)	976	-1,203	Margins +430, demand +270, identified items -1,590, planned maintenance -390, other +70
Petroleum Product Sales (kbd)	5,041	4,437	+604
Chemical
U.S.	1,282	171	+1,111	Higher margins and stronger demand
Non-U.S.	1,038	296	+742	Higher margins, stronger demand, favorable foreign exchange, and reduced expenses, partly offset by planned maintenance; prior quarter favorable identified item (-144, inventory valuation)
Total	2,320	467	+1,853	Margins +1,680, demand +250, expenses +100, planned maintenance -160, identified items -120, other +100
Prime Product Sales (kt)	6,513	5,945	+568
Corporate and financing	(588)	(872)	+284	Lower financing costs and net favorable tax impacts

Results and Volume Summary
Millions of Dollars	2Q	1Q
(unless noted)	2021	2021	Change	Comments
Upstream
U.S.	663	363	+300	Higher liquids prices, higher liquids volumes, and favorable one-time items
Non-U.S.	2,522	2,191	+331	Higher liquids prices, higher liquids volumes, and favorable one-time items, partly offset by higher planned maintenance and seasonally lower gas volumes
Total	3,185	2,554	+631	Prices +680, planned maintenance -360, other +310
Production (koebd)	3,582	3,787	-205
Liquids -58 kbd: lower entitlements and higher planned maintenance, partly offset by improved reliability and winter storm recovery

Gas -879 mcfd: lower seasonal demand, lower entitlements, and higher planned maintenance, partly offset by winter storm recovery

Downstream
U.S.	(149)	(113)	-36	Winter storm recovery and improved demand, more than offset by higher planned maintenance activity
Non-U.S.	(78)	(277)	+199	Higher margins driven by more favorable industry refining conditions and improved demand, partly offset by higher planned maintenance activity
Total	(227)	(390)	+163	Margins +190, demand +70, planned maintenance -220, other +120
Petroleum Product Sales (kbd)	5,041	4,881	+160
Chemical
U.S.	1,282	715	+567	Stronger margins
Non-U.S.	1,038	700	+338	Stronger margins, partly offset by planned maintenance
Total	2,320	1,415	+905	Margins +1,080, planned maintenance -180
Prime Product Sales (kt)	6,513	6,446	+67
Corporate and financing	(588)	(849)	+261	Lower retirement-related expenses and lower financing costs

Results and Volume Summary
Millions of Dollars	YTD	YTD
(unless noted)	2021	2020	Change	Comments
Upstream
U.S.	1,026	(1,901)	+2,927	Higher prices and reduced expenses; prior year unfavorable identified items (+315, impairment)
Non-U.S.	4,713	786	+3,927	Higher prices and favorable one-time tax items, partly offset by higher planned maintenance and unfavorable foreign exchange
Total	5,739	(1,115)	+6,854	Prices +6,130, expenses +480, identified items +410, planned maintenance -330, other +170
Production (koebd)	3,684	3,842	-158
Liquids -164 kbd: higher demand including the absence of economic curtailments, and project growth, more than offset by lower entitlements, increased government mandates, decline and higher planned maintenance

Gas +38 mcfd: higher demand, including the absence of economic curtailments, partly offset by higher planned maintenance, Groningen production limit, and divestments

Downstream
U.S.	(262)	(202)	-60	Lower margins on weaker industry refining conditions, and increased planned maintenance activity, partly offset by reduced expenses and improved demand
Non-U.S.	(355)	567	-922
Lower margins on weaker realized fuels margins, net unfavorable one-time items including terminal conversion costs, increased planned maintenance activity, and unfavorable foreign exchange impacts, partly offset by reduced expenses and improved demand; prior year unfavorable identified items
(+341, mainly impairments)

Total	(617)	365	-982	Margins -1,340, demand +260, planned maintenance -350, expenses +490, identified items +350, other -390
Petroleum Product Sales (kbd)	4,961	4,862	+99
Chemical
U.S.	1,997	459	+1,538	Higher margins, improved demand, and lower expenses; prior year unfavorable identified items (+119, mainly impairments)
Non-U.S.	1,738	152	+1,586	Higher margins and demand, lower expenses, and favorable foreign exchange, partly offset by planned maintenance
Total	3,735	611	+3,124	Margins +2,300, demand +290, expenses +250, planned maintenance -80, identified items +210, other +150
Prime Product Sales (kt)	12,959	12,182	+777
Corporate and financing	(1,437)	(1,551)	+114	Lower financing costs and net favorable tax impacts, partly offset by higher retirement-related expenses

Cash Flow from Operations and Asset Sales excluding Working Capital
Millions of Dollars	2Q
	2021	Comments
Net income (loss) including noncontrolling interests	4,781	Including $91 million noncontrolling interests
Depreciation	4,952
Changes in operational working capital	(380)
Other	297
Cash Flow from Operating	9,650
Activities (U.S. GAAP)
Asset sales	250
Cash Flow from Operations	9,900
and Asset Sales
Changes in operational working capital	380
Cash Flow from Operations	10,280
and Asset Sales excluding Working Capital

Millions of Dollars	YTD
	2021	Comments
Net income (loss) including noncontrolling interests	7,577	Including $157 million noncontrolling interests
Depreciation	9,956
Changes in operational working capital	1,573	Higher net payables due to market conditions
Other	(192)
Cash Flow from Operating	18,914
Activities (U.S. GAAP)
Asset sales	557
Cash Flow from Operations	19,471
and Asset Sales
Changes in operational working capital	(1,573)
Cash Flow from Operations	17,898
and Asset Sales excluding Working Capital

ExxonMobil will discuss financial and operating results and other matters during a webcast at 8:30 a.m. Central Time on July 30, 2021. To listen to the event or access an archived replay, please visit www.exxonmobil.com.

Cautionary Statement

Outlooks, projections, goals, targets, descriptions of strategic plans and objectives, and other statements of future events or conditions in this release are forward-looking statements. Actual future results, including financial and operating performance; total capital expenditures and mix; cost reductions, including the ability to meet or exceed announced cash cost and expense reduction objectives; plans to reduce future emissions intensity and the expected resulting absolute emission reductions; CO2 volumes captured and stored; biofuel production; cash flow, dividends and shareholder returns; business and project plans, timing, costs, capacities, and returns; and resource recoveries and production rates could differ materially due to a number of factors. These include global or regional changes in the supply and demand for oil, natural gas, petrochemicals, and feedstocks and other market conditions that impact prices and differentials for our products; actions of competitors and commercial counterparties; the ability to access short- and long-term debt markets on a timely and affordable basis; the ultimate impacts of COVID-19, including the extent and nature of further outbreaks and the effects of government responses on people and economies; reservoir performance; the outcome of exploration projects; timely completion of development and other construction projects; changes in law, taxes, or regulation including environmental regulations, trade sanctions, and timely granting of governmental permits; government policies and support and market demand for low carbon technologies like carbon capture; war, and other political or security disturbances; opportunities for potential investments or divestments and satisfaction of applicable conditions to closing, including regulatory approvals; the capture of efficiencies within and between business lines and the ability to maintain near-term cost reductions as ongoing efficiencies while maintaining future competitive positioning; unforeseen technical or operating difficulties and unplanned maintenance; the development and competitiveness of alternative energy and emission reduction technologies; the results of research programs and the ability to bring new technologies to commercial scale on a cost-competitive basis; and other factors discussed under Item 1A. Risk Factors of ExxonMobil’s 2020 Form 10-K.

Frequently Used Terms and Non-GAAP Measures

This press release includes cash flow from operations and asset sales. Because of the regular nature of our asset management and divestment program, we believe it is useful for investors to consider proceeds associated with the sales of subsidiaries, property, plant and equipment, and sales and returns of investments together with cash provided by operating activities when evaluating cash available for investment in the business and financing activities. A reconciliation to net cash provided by operating activities for 2021 periods is shown on page 7 and for 2021 and 2020 periods in Attachment V.

This press release also includes cash flow from operations and asset sales excluding working capital. We believe it is useful for investors to consider these numbers in comparing the underlying performance of our business across periods when there are significant period-to-period differences in the amount of changes in working capital. A reconciliation to net cash provided by operating activities for 2021 periods is shown on page 7 and for 2021 and 2020 periods in Attachment V.

This press release also includes earnings/(loss) excluding identified items, which are earnings/(loss) excluding individually significant non-operational events with an absolute corporate total earnings impact of at least $250 million in a given quarter. The earnings/(loss) impact of an identified item for an individual segment may be less than $250 million when the item impacts several periods or several segments. We believe it is useful for investors to consider these figures in comparing the underlying performance of our business across periods when one, or both, periods include identified items. A reconciliation to earnings is shown for 2021 and 2020 periods in Attachments II-a and II-b. Corresponding per share amounts are shown on page 1 and in Attachment II-a, including a reconciliation to earnings/(loss) per common share – assuming dilution (U.S. GAAP).

This press release also includes total taxes including sales-based taxes. This is a broader indicator of the total tax burden on the corporation’s products and earnings, including certain sales and value-added taxes imposed on and concurrent with revenue-producing transactions with customers and collected on behalf of governmental authorities (“sales-based taxes”). It combines “Income taxes” and “Total other taxes and duties” with sales-based taxes, which are reported net in the income statement. We believe it is useful for the corporation and its investors to understand the total tax burden imposed on the corporation’s products and earnings. A reconciliation to total taxes is shown as part of the Estimated Key Financial and Operating Data in Attachment I.

References to the resource base and other quantities of oil, natural gas or condensate may include estimated amounts that are not yet classified as “proved reserves” under SEC definitions, but which are expected to be ultimately recoverable. The term “project” as used in this release can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports. Further information on ExxonMobil’s frequently used financial and operating measures and other terms including "Cash operating expenses", “Cash flow from operations and asset sales”, and “Total taxes including sales-based taxes” is contained under the heading “Frequently Used Terms” available through the “Investors” section of our website at www.exxonmobil.com.

Reference to Earnings

References to corporate earnings mean net income attributable to ExxonMobil (U.S. GAAP) from the consolidated income statement. Unless otherwise indicated, references to earnings, Upstream, Downstream, Chemical and Corporate and financing segment earnings, and earnings per share are ExxonMobil’s share after excluding amounts attributable to noncontrolling interests.

Exxon Mobil Corporation has numerous affiliates, many with names that include ExxonMobil, Exxon, Mobil, Esso, and XTO. For convenience and simplicity, those terms and terms such as corporation, company, our, we, and its are sometimes used as abbreviated references to specific affiliates or affiliate groups. Similarly, ExxonMobil has business relationships with thousands of customers, suppliers, governments, and others. For convenience and simplicity, words such as venture, joint venture, partnership, co-venturer, and partner are used to indicate business and other relationships involving common activities and interests, and those words may not indicate precise legal relationships.

Estimated Key Financial and Operating Data
Attachment I
Exxon Mobil Corporation
Second Quarter 2021
(millions of dollars, unless noted)

			First
	Second Quarter		Quarter	First Half
	2021	2020	2021	2021	2020
Earnings (Loss) / Earnings (Loss) Per Share
Total revenues and other income	67,742	32,605	59,147	126,889	88,763
Total costs and other deductions	61,435	34,245	55,555	116,990	90,661
Income (loss) before income taxes	6,307	(1,640)	3,592	9,899	(1,898)
Income taxes	1,526	(471)	796	2,322	41
Net income (loss) including noncontrolling interests	4,781	(1,169)	2,796	7,577	(1,939)
Net income (loss) attributable to noncontrolling interests	91	(89)	66	157	(249)
Net income (loss) attributable to ExxonMobil (U.S. GAAP)	4,690	(1,080)	2,730	7,420	(1,690)

Earnings (loss) per common share (dollars)	1.10	(0.26)	0.64	1.74	(0.40)

Earnings (loss) per common share
- assuming dilution (dollars)	1.10	(0.26)	0.64	1.74	(0.40)

Exploration expenses, including dry holes	176	214	164	340	502

Other Financial Data
Dividends on common stock
Total	3,721	3,715	3,720	7,441	7,434
Per common share (dollars)	0.87	0.87	0.87	1.74	1.74

Millions of common shares outstanding
At period end				4,234	4,228
Average - assuming dilution	4,276	4,271	4,272	4,274	4,270

ExxonMobil share of equity at period end				158,571	180,183
ExxonMobil share of capital employed at period end				221,275	251,998

Income taxes	1,526	(471)	796	2,322	41
Total other taxes and duties	8,441	5,683	7,283	15,724	13,180
Total taxes	9,967	5,212	8,079	18,046	13,221
Sales-based taxes	5,448	3,129	4,662	10,110	7,614
Total taxes including sales-based taxes	15,415	8,341	12,741	28,156	20,835

ExxonMobil share of income taxes of
equity companies	525	(18)	600	1,125	442

Attachment II-a
Exxon Mobil Corporation
Second Quarter 2021

			First
$ Millions	Second Quarter		Quarter	First Half
	2021	2020	2021	2021	2020

Earnings/(Loss) (U.S. GAAP)	4,690	(1,080)	2,730	7,420	(1,690)

Identified Items Included in Earnings/(Loss)
Noncash inventory valuation - lower of cost or market	—	1,922	—	—	(174)
Impairments	—	—	—	—	(787)
Other items (severance - global workforce review)	(12)	—	(31)	(43)	—
Corporate total	(12)	1,922	(31)	(43)	(961)

Earnings/(Loss) Excluding Identified Items	4,702	(3,002)	2,761	7,463	(729)

$ Per Common Share[1]

Earnings/(Loss) Per Common Share
Assuming Dilution (U.S. GAAP)	1.10	(0.26)	0.64	1.74	(0.40)

Identified Items Included in Earnings/(Loss)
Per Common Share Assuming Dilution
Noncash inventory valuation - lower of cost or market	—	0.44	—	—	(0.05)
Impairments	—	—	—	—	(0.18)
Other items (severance - global workforce review)	—	—	(0.01)	(0.01)	—
Corporate total	—	0.44	(0.01)	(0.01)	(0.23)

Earnings/(Loss) Excluding Identified Items
Per Common Share Assuming Dilution	1.10	(0.70)	0.65	1.75	(0.17)

[1] Computed using the average number of shares outstanding during each period.

Attachment II-b
Exxon Mobil Corporation
Second Quarter 2021
(millions of dollars)

			First
	Second Quarter		Quarter	First Half
	2021	2020	2021	2021	2020
Earnings/(Loss) (U.S. GAAP)
Upstream
United States	663	(1,197)	363	1,026	(1,901)
Non-U.S.	2,522	(454)	2,191	4,713	786
Downstream
United States	(149)	(101)	(113)	(262)	(202)
Non-U.S.	(78)	1,077	(277)	(355)	567
Chemical
United States	1,282	171	715	1,997	459
Non-U.S.	1,038	296	700	1,738	152
Corporate and financing	(588)	(872)	(849)	(1,437)	(1,551)
Net income (loss) attributable to ExxonMobil	4,690	(1,080)	2,730	7,420	(1,690)

Identified Items Included in Earnings/(Loss)
U.S. Upstream
Impairments	—	—	—	—	(315)
Other Items (Inventory valuation)	—	45	—	—	—
Non-U.S. Upstream
Impairments	—	—	—	—	(41)
Other Items (Inventory valuation)	—	168	—	—	(50)
U.S. Downstream
Impairments	—	—	—	—	(4)
Other Items (Inventory valuation)	—	404	—	—	(3)
Non-U.S. Downstream
Impairments	—	—	—	—	(335)
Other Items (Inventory valuation)	—	1,190	—	—	(6)
U.S. Chemical
Impairments	—	—	—	—	(90)
Other Items (Inventory valuation)	—	(29)	—	—	(29)
Non-U.S. Chemical
Impairments	—	—	—	—	(2)
Other Items (Inventory valuation)	—	144	—	—	(86)
Corporate and financing
Severance - global workforce review	(12)	—	(31)	(43)	—
Corporate total	(12)	1,922	(31)	(43)	(961)

Earnings/(Loss) Excluding Identified Items
Upstream
United States	663	(1,242)	363	1,026	(1,586)
Non-U.S.	2,522	(622)	2,191	4,713	877
Downstream
United States	(149)	(505)	(113)	(262)	(195)
Non-U.S.	(78)	(113)	(277)	(355)	908
Chemical
United States	1,282	200	715	1,997	578
Non-U.S.	1,038	152	700	1,738	240
Corporate and financing	(576)	(872)	(818)	(1,394)	(1,551)
Corporate total	4,702	(3,002)	2,761	7,463	(729)

Attachment III
Exxon Mobil Corporation
Second Quarter 2021

			First
	Second Quarter		Quarter	First Half
	2021	2020	2021	2021	2020
Net production of crude oil, natural gas
liquids, bitumen and synthetic oil,
thousand barrels per day (kbd)
United States	687	628	665	676	664
Canada / Other Americas	529	483	575	552	520
Europe	16	31	35	25	31
Africa	254	333	253	254	346
Asia	669	783	691	680	789
Australia / Oceania	45	48	39	42	43
Worldwide	2,200	2,306	2,258	2,229	2,393

Natural gas production available for sale,
million cubic feet per day (mcfd)
United States	2,804	2,642	2,767	2,786	2,733
Canada / Other Americas	189	269	216	203	293
Europe	654	619	1,403	1,026	956
Africa	46	4	24	35	6
Asia	3,433	3,218	3,599	3,515	3,464
Australia / Oceania	1,168	1,238	1,164	1,166	1,241
Worldwide	8,294	7,990	9,173	8,731	8,693

Oil-equivalent production (koebd)[1]	3,582	3,638	3,787	3,684	3,842

[1] Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

Attachment IV
Exxon Mobil Corporation
Second Quarter 2021

			First
	Second Quarter		Quarter	First Half
	2021	2020	2021	2021	2020
Refinery throughput (kbd)
United States	1,532	1,440	1,532	1,532	1,499
Canada	332	278	364	348	330
Europe	1,223	1,085	1,153	1,188	1,190
Asia Pacific	607	568	545	576	603
Other	164	145	157	161	166
Worldwide	3,858	3,516	3,751	3,805	3,788

Petroleum product sales (kbd)
United States	2,218	1,959	2,077	2,148	2,095
Canada	421	353	409	415	405
Europe	1,297	1,130	1,272	1,285	1,266
Asia Pacific	655	640	665	660	674
Other	450	355	458	453	422
Worldwide	5,041	4,437	4,881	4,961	4,862

Gasolines, naphthas	2,117	1,736	1,996	2,057	1,929
Heating oils, kerosene, diesel	1,704	1,649	1,692	1,698	1,758
Aviation fuels	201	147	183	192	265
Heavy fuels	275	262	257	266	259
Specialty products	744	643	753	748	651
Worldwide	5,041	4,437	4,881	4,961	4,862

Chemical prime product sales,
thousand metric tons (kt)
United States	2,491	1,985	2,190	4,681	4,180
Non-U.S.	4,022	3,960	4,256	8,278	8,002
Worldwide	6,513	5,945	6,446	12,959	12,182

Attachment V
Exxon Mobil Corporation
Second Quarter 2021
(millions of dollars)

			First
	Second Quarter		Quarter	First Half
	2021	2020	2021	2021	2020
Capital and Exploration Expenditures
Upstream
United States	925	1,637	810	1,735	4,435
Non-U.S.	1,892	1,940	1,547	3,439	4,268
Total	2,817	3,577	2,357	5,174	8,703

Downstream
United States	193	719	271	464	1,466
Non-U.S.	262	334	199	461	821
Total	455	1,053	470	925	2,287

Chemical
United States	313	563	208	521	1,160
Non-U.S.	217	132	98	315	317
Total	530	695	306	836	1,477

Other	1	2	—	1	3

Worldwide	3,803	5,327	3,133	6,936	12,470

Cash Flow from Operations and Asset Sales excluding Working Capital
Net cash provided by operating activities
(U.S. GAAP)	9,650	—	9,264	18,914	6,274
Proceeds associated with asset sales	250	43	307	557	129
Cash flow from operations and asset sales	9,900	43	9,571	19,471	6,403
Changes in operational working capital	380	1,460	(1,953)	(1,573)	2,402
Cash flow from operations and asset sales	10,280	1,503	7,618	17,898	8,805
excluding working capital

Attachment VI
Exxon Mobil Corporation
Earnings/(Loss)

	$ Millions	$ Per Common Share[1]
2017
First Quarter	4,010	0.95
Second Quarter	3,350	0.78
Third Quarter	3,970	0.93
Fourth Quarter	8,380	1.97
Year	19,710	4.63

2018
First Quarter	4,650	1.09
Second Quarter	3,950	0.92
Third Quarter	6,240	1.46
Fourth Quarter	6,000	1.41
Year	20,840	4.88

2019
First Quarter	2,350	0.55
Second Quarter	3,130	0.73
Third Quarter	3,170	0.75
Fourth Quarter	5,690	1.33
Year	14,340	3.36

2020
First Quarter	(610)	(0.14)
Second Quarter	(1,080)	(0.26)
Third Quarter	(680)	(0.15)
Fourth Quarter	(20,070)	(4.70)
Year	(22,440)	(5.25)

2021
First Quarter	2,730	0.64
Second Quarter	4,690	1.10

1 Computed using the average number of shares outstanding during each period.